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Press Release

SECOND QUARTER 2016

SUN COMMUNITIES, INC.

NEWS RELEASE
August 2, 2016

Sun Communities, Inc. Reports 2016 Second Quarter Results

Southfield, Michigan, August 2, 2016 - Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its second quarter results.

Highlights: Three Months Ended June 30, 2016

•	Funds from operations ("FFO")(1) excluding certain items was $0.85 per diluted share and OP unit ("Share") for the three months ended June 30, 2016.

•	Home sales increased by 30.2 percent as compared to the second quarter of 2015.

•	Revenue producing sites increased by 501 sites for the quarter bringing total portfolio occupancy to 96.1 percent.

•	Same community Net Operating Income ("NOI")(2) increased by 6.9 percent as compared to the three months ended June 30, 2015.

•	Closed on the Carefree acquisition, a 103 community portfolio of MH and RV communities concentrated in Florida, California and Ontario, Canada.

"We delivered impressive second quarter results while working to close and begin the integration of the Carefree portfolio a month ahead of schedule,” said Gary A. Shiffman, Chairman and CEO. “We achieved same community NOI growth of 6.9 percent spurred by weighted average rent increases of 3.2% and occupancy gains of 250 basis points since June of 2015. In addition, we successfully added 501 rent producing sites to the portfolio and converted 278 rental sites to owners.  Home sales remain strong as well with a unit increase of 30 percent in the quarter. With the closing of Carefree behind us, we are focusing our efforts on its successful integration as we implement our practices to make Carefree as productive as the balance of our platform.”

Sun Communities, Inc. 2nd Quarter 2016                                 Page 2

FINANCIAL HIGHLIGHTS
(amounts in thousands)

	Three Months Ended June 30, 2016
	2016	2015	Change	% Change
FFO per Share excluding certain items - fully diluted(1)	$0.85	$0.87	$(0.02)	(2.3)%
EBITDA (3)	$94,882	$84,862	$10,020	11.8%
Diluted Earnings per Share	$(0.12)	$0.23	$(0.35)	(152.2)%

Previously communicated second quarter 2016 FFO(1) guidance was $0.79 to $0.81 per Share. The early close of the Carefree acquisition on June 9, 2016 reduced dilution from the issuance of equity prior to the closing of the transaction from $0.08 per Share to $0.06 per Share. The partial month contribution from Carefree was $0.01 per Share and strong performance from Sun’s portfolio contributed an additional $0.02 FFO(1) per Share for the quarter.

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy increased to 96.1 percent at June 30, 2016 from 93.5 percent at June 30, 2015 from a combination of occupancy gains, the acquisition of properties with higher occupancy and the disposition of properties with lower occupancy. During the second quarter of 2016, revenue producing sites increased by 501, as compared to 500 revenue producing sites gained in the second quarter of 2015.

Revenue producing sites increased by 1,093 for the six months ended June 30, 2016 as compared to 999 revenue producing sites gained during the six months ended June 30, 2015.

Same Community Results

For the 219 communities owned throughout 2016 and 2015, second quarter 2016 total revenues increased 5.6 percent and total expenses increased 2.7 percent, resulting in an increase in NOI(2) of 6.9 percent over the second quarter of 2015. The results were primarily driven by 250 basis points of occupancy gain to 96.4 percent and a weighted average rent increase of 3.2 percent compared to the same period last year.

For the six months ended June 30, 2016, total revenues increased by 6.1 percent and total expenses increased by 4.8 percent, resulting in an increase in NOI(2) of 6.6 percent over the six months ended June 30, 2015.

Home Sales

Total home sales were 750 for the second quarter as compared to 576 homes sold during the second quarter of 2015, a 30.2 percent increase, driven by the sale of an additional 180 pre-owned homes.

Rental homes sales, which are included in total home sales, were 278 and 207 for the quarter ended June 30, 2016 and 2015, respectively, a 34.3 percent increase.

During the six months ended June 30, 2016, 1,515 homes were sold compared to 1,119 for the same period ending 2015. Rental home sales, which are included in total home sales, were 572 and 388 for the six months ended June 30, 2016 and 2015, respectively.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 3

Acquisitions (4)

In June, the Company completed the acquisition of the Carefree portfolio for $1.68 billion which is comprised of 103 manufactured housing and recreational vehicle communities located in prime coastal markets with over 27,000 total sites. The Company continues to expect the Carefree acquisition to be accretive over the first 12 months but due to the geographic concentration in Florida and related seasonality of RV communities, revenue recognition for this portfolio is weighted toward the first and second quarters of the year.

The Company also acquired one RV community in Florida during the quarter comprised of 183 sites, for total consideration of $7.0 million.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

To fund a portion of the acquisition price of the Carefree portfolio the Company completed two financings that totaled approximately $743.0 million. The first financing, which closed on June 3, 2016, consists of two ten-year loans for an aggregate amount of $338.0 million at a weighted average interest rate of 3.69 percent. The second financing, which closed on June 9, 2016, consists of three loans with maturities between ten and twelve years for an aggregate amount of $405.0 million at a weighted average interest rate of 3.64 percent.

As of June 30, 2016, the Company had approximately $3.3 billion of debt outstanding. The weighted average interest rate was 4.39 percent and the weighted average maturity was 8.8 years. The Company had $31.4 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month EBITDA(3) ratio was 9.1 times. This ratio was elevated at the period end as it is calculated on trailing EBITDA which does not give credit for the income produced by the Carefree acquisition. The Company anticipates that this ratio will improve to near its stated goal of at or below 7.0 times by mid- 2017.

Equity Transaction

During the quarter the Company sold 485,000 shares of common stock through its At the Market equity sales program at a weighted average price of $71.86 per share. Net proceeds from the sales were $34.4 million.

GUIDANCE 2016

The Company is updating its 2016 guidance for the impact of the Carefree acquisition, its other acquisitions, and other affiliated capital transactions.

The Company anticipates FFO(1) per Share for full year 2016 to be in the range of $3.75 to $3.80.
The following items are reflected in the revised guidance:

•	Impact of March equity (date of offering until Carefree closing)
and June ATM issuance         $(0.09) per Share

•	Estimated contribution from Carefree and other acquired properties $0.07 per Share

•	Year to date outperformance of portfolio $0.04 per Share

Sun Communities, Inc. 2nd Quarter 2016                                 Page 4

The Company anticipates FFO(1) per Share of $1.10 to $1.12 for the third quarter and $0.90 to $0.93 for the fourth quarter.

FFO(1) per Share estimates assume certain non-core items are adjusted from FFO(1) as noted in the table contained in this press release. The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter operating results will be held on Tuesday, August 2, 2016 at 11:00 A.M. (ET). To participate, call toll-free 877-407-4018. Callers outside the U.S. or Canada can access the call at 201-689-8471. A replay will be available following the call through August 16, 2016 and can be accessed toll-free by calling 877-870-5176 or by calling 858-384-5517. The Conference ID number for the call and the replay is 13640455. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 337 communities comprising approximately117,000 developed sites.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 5

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled "Risk Factors" contained in the Company's 2015 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2016, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 6

(1)
Funds from operations attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (loss) (computed in accordance with generally accepted accounting principles "GAAP"), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

(4)	The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 7

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) June 30, 2016	December 31, 2015
ASSETS
Land	$458,349	$451,340
Land improvements and buildings	5,294,663	3,535,909
Rental homes and improvements	477,875	460,480
Furniture, fixtures and equipment	107,123	102,746
Land held for future development	23,497	23,047
Investment property	6,361,507	4,573,522
Accumulated depreciation	(928,882)	(852,407)
Investment property, net (including $90,502 and $92,009 for consolidated variable interest entities at June 30, 2016 and December 31, 2015)	5,432,625	3,721,115
Cash and cash equivalents	31,441	45,086
Inventory of manufactured homes	29,044	14,828
Notes and other receivables, net	76,466	47,972
Collateralized receivables, net	144,017	139,768
Other assets, net	109,598	213,030
TOTAL ASSETS	$5,823,191	$4,181,799
LIABILITIES
Mortgage loans payable (including $63,010 and $64,082 for consolidated variable interest entities at June 30, 2016 and December 31, 2015)	$2,792,021	$2,125,267
Secured borrowings on collateralized receivables	144,684	140,440
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	357,721	24,687
Distributions payable	47,992	41,265
Other liabilities (including $4,381 and $4,091 for consolidated variable interest entities at June 30, 2016 and December 31, 2015)	257,423	184,859
TOTAL LIABILITIES	$3,645,744	$2,562,421
Series A-4 preferred stock, $0.01 par value. Issued and outstanding: 1,682 shares at June 30, 2016 and 2,067 shares at December 31, 2015	$50,227	$61,732
Series A-4 preferred OP units	$20,266	$21,065
STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value. Issued and outstanding: 3,400 shares at June 30, 2016 and December 31, 2015	$34	$34
Common stock, $0.01 par value. Authorized: 180,000 shares; Issued and outstanding: 68,643 shares at June 30, 2016 and 58,395 shares at December 31, 2015	686	584
Additional paid-in capital	2,980,382	2,319,314
Accumulated other comprehensive income	1	—
Distributions in excess of accumulated earnings	(947,988)	(864,122)
Total Sun Communities, Inc. stockholders' equity	2,033,115	1,455,810
Noncontrolling interests:
Common and preferred OP units	76,166	82,538
Consolidated variable interest entities	(2,327)	(1,767)
Total noncontrolling interest	73,839	80,771
TOTAL STOCKHOLDERS’ EQUITY	2,106,954	1,536,581
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,823,191	$4,181,799

Sun Communities, Inc. 2nd Quarter 2016                                 Page 8

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES
Income from real property	$140,001	$125,833	$269,236	$245,358
Revenue from home sales	26,039	18,734	50,776	35,568
Rental home revenue	11,957	11,495	23,665	22,624
Ancillary revenues	7,383	5,254	11,996	8,445
Interest	4,672	3,893	8,617	7,877
Brokerage commissions and other income, net	747	729	1,153	1,266
Total revenues	190,799	165,938	365,443	321,138
COSTS AND EXPENSES
Property operating and maintenance	37,067	34,507	68,268	63,721
Real estate taxes	10,153	8,796	19,738	17,511
Cost of home sales	18,684	13,702	36,868	26,259
Rental home operating and maintenance	5,411	5,479	11,287	11,084
Ancillary expenses	5,201	4,149	8,709	6,695
Home selling expenses	2,858	1,797	5,136	3,487
General and administrative	16,543	12,646	30,335	24,274
Transaction costs	20,979	2,037	23,700	11,486
Depreciation and amortization	49,670	41,411	98,082	85,412
Extinguishment of debt	—	2,800	—	2,800
Interest	28,428	26,751	54,722	52,140
Interest on mandatorily redeemable preferred OP units	787	787	1,574	1,639
Total expenses	195,781	154,862	358,419	306,508
Income / (loss) before other items	(4,982)	11,076	7,024	14,630
Gains / (losses) on disposition of properties, net	—	(13)	—	8,756
Provision for income taxes	(56)	(77)	(284)	(152)
Distributions from affiliate	—	7,500	—	7,500
Net income / (loss)	(5,038)	18,486	6,740	30,734
Less: Preferred return to preferred OP units	1,263	1,361	2,536	2,390
Less: Amounts attributable to noncontrolling interests	(695)	743	(419)	1,007
Net income / (loss) attributable to Sun Communities, Inc.	(5,606)	16,382	4,623	27,337
Less: Preferred stock distributions	2,197	4,088	4,551	8,174
Net income / (loss) attributable to Sun Communities, Inc. common stockholders	$(7,803)	$12,294	$72	$19,163
Weighted average common shares outstanding:
Basic	64,757	52,846	61,247	52,672
Diluted	64,757	53,237	61,673	53,060
Earnings per share:
Basic	$(0.12)	$0.23	$—	$0.36
Diluted	$(0.12)	$0.23	$—	$0.36

Sun Communities, Inc. 2nd Quarter 2016                                 Page 9

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to Sun Communities, Inc. common stockholders	$(7,803)	$12,294	$72	$19,163
Adjustments:
Preferred return to preferred OP units	618	668	1,243	1,344
Amounts attributable to noncontrolling interests	(779)	566	(430)	779
Preferred distribution to Series A-4 preferred stock	—	2,574	—	—
Depreciation and amortization	49,340	40,969	97,416	85,234
(Gain)/loss on disposition of properties, net	—	13	—	(8,756)
Gain on disposition of assets, net	(3,903)	(2,426)	(7,558)	(4,128)
Funds from operations (FFO) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1)(5)	37,473	54,658	90,743	93,636
Adjustments:
Transaction costs	20,979	2,037	23,700	11,486
Distribution from affiliate	—	(7,500)	—	(7,500)
Extinguishment of debt	—	2,800	—	2,800
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1)(5)	$58,452	$51,995	$114,443	$100,422

Weighted average common shares outstanding - basic:	64,757	52,846	61,247	52,672
Add:
Common stock issuable upon conversion of stock options	9	12	9	14
Restricted stock	444	379	417	374
Common OP units	2,863	2,916	2,863	2,738
Common stock issuable upon conversion of Series A-1 preferred OP units	933	1,012	939	1,026
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-4 preferred stock	—	2,829	—	—
Weighted average common shares outstanding - fully diluted	69,081	60,069	65,550	56,899

FFO(1) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per Share - fully diluted	$0.54	$0.91	$1.38	$1.65
FFO (1) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per Share excluding certain items - fully diluted	$0.85	$0.87	$1.75	$1.76

(5) The effect of certain anti-dilutive convertible securities is excluded from these items.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 10

Statement of Operations – Same Community
(in thousands except for Other Information)

	Three Months Ended June 30,					Six Months Ended June 30,
	2016	2015		Change	% Change	2016	2015		Change	% Change
REVENUES:
Income from real property	$114,262	$108,193		$6,069	5.6%	$228,807	$215,641		$13,166	6.1%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	9,974	9,647		327	3.4%	18,851	17,804		1,047	5.9%
Legal, taxes & insurance	1,373	1,704		(331)	(19.4)%	3,058	3,329		(271)	(8.1)%
Utilities	6,050	5,914		136	2.3%	12,446	12,153		293	2.4%
Supplies and repair	4,651	4,673	(10)	(22)	(0.5)%	7,382	7,233	(10)	149	2.1%
Other	3,169	3,249		(80)	(2.5)%	6,059	5,870		189	3.2%
Real estate taxes	8,735	7,862		873	11.1%	17,728	16,125		1,603	9.9%
Property operating expenses	33,952	33,049		903	2.7%	65,524	62,514		3,010	4.8%
NET OPERATING INCOME ("NOI")(2)	$80,310	$75,144		$5,166	6.9%	$163,283	$153,127		$10,156	6.6%

	As of June 30,
OTHER INFORMATION	2016	2015		Change	% Change
Number of properties	219	219

Overall occupancy (6) (7)	96.4%	93.9%	(9)	2.5%

Sites available for development	6,071	6,574		(503)	(7.7)%

Monthly base rent per site - MH	$491	$475		$16	3.4%
Monthly base rent per site - RV (8)	$432	$417		$15	3.6%
Monthly base rent per site - Total	$483	$468		$15	3.2%

(6) Includes manufactured housing and annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.
(7) Occupancy % excludes recently completed but vacant expansion sites.
(8) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.
(9) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2015.
(10) Three and six months ending June 30, 2015 excludes $1.1 million of first year expenses for properties acquired in late 2014 and 2015 incurred to bring the properties up to Sun's operating standards. These costs did not meet the Company's capitalization policy.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 11

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
REVENUES:
Rental home revenue	$11,957	$11,495	$462	4.0%	$23,665	$22,624	$1,041	4.6%
Site rent included in Income from real property	15,413	15,551	(138)	(0.9)%	30,631	30,678	(47)	(0.2)%
Rental Program revenue	27,370	27,046	324	1.2%	54,296	53,302	994	1.9%

EXPENSES:
Commissions	384	752	(368)	(48.9)%	1,159	1,586	(427)	(26.9)%
Repairs and refurbishment	3,273	2,322	951	41.0%	5,939	4,738	1,201	25.3%
Taxes and insurance	1,167	1,544	(377)	(24.4)%	2,732	3,020	(288)	(9.5)%
Marketing and other	587	861	(274)	(31.8)%	1,457	1,740	(283)	(16.3)%
Rental Program operating and maintenance	5,411	5,479	(68)	(1.2)%	11,287	11,084	203	1.8%

NET OPERATING INCOME ("NOI") (2)	$21,959	$21,567	$392	1.8%	$43,009	$42,218	$791	1.9%

Occupied rental home information as of June 30, 2016 and 2015:
Number of occupied rentals, end of period*					10,997	11,395	(398)	(3.5)%
Investment in occupied rental homes, end of period					$453,869	$445,446	$8,423	1.9%
Number of sold rental homes*					572	388	184	47.4%
Weighted average monthly rental rate, end of period*					$868	$835	$33	4.0%

Sun Communities, Inc. 2nd Quarter 2016                                 Page 12

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change	% Change	2016	2015	Change	% Change
New home sales	$5,612	$5,175	$437	8.4%	$11,081	$10,421	$660	6.3%
Pre-owned home sales	20,427	13,559	6,868	50.7%	39,695	25,147	14,548	57.9%
Revenue from home sales	26,039	18,734	7,305	39.0%	50,776	35,568	15,208	42.8%

New home cost of sales	4,773	4,418	355	8.0%	9,617	8,609	1,008	11.7%
Pre-owned home cost of sales	13,911	9,284	4,627	49.8%	27,251	17,650	9,601	54.4%
Cost of home sales	18,684	13,702	4,982	36.4%	36,868	26,259	10,609	40.4%

NOI / Gross Profit (2)	$7,355	$5,032	$2,323	46.2%	$13,908	$9,309	$4,599	49.4%

Gross profit – new homes	$839	$757	$82	10.8%	$1,464	$1,812	$(348)	(19.2)%
Gross margin % – new homes	15.0%	14.6%	0.4%		13.2%	17.4%	(4.2)%
Average selling price - new homes*	$95,119	$79,615	$15,504	19.5%	$88,648	$79,550	$9,098	11.4%

Gross profit – pre-owned homes	$6,516	$4,275	$2,241	52.4%	$12,444	$7,497	$4,947	66.0%
Gross margin % – pre-owned homes	31.9%	31.5%	0.4%		31.3%	29.8%	1.5%
Average selling price - pre-owned homes*	$29,562	$26,534	$3,028	11.4%	$28,558	$25,452	$3,106	12.2%

Home sales volume:
New home sales*	59	65	(6)	(9.2)%	125	131	(6)	(4.6)%
Pre-owned home sales*	691	511	180	35.2%	1,390	988	402	40.7%
Total homes sold*	750	576	174	30.2%	1,515	1,119	396	35.4%

Sun Communities, Inc. 2nd Quarter 2016                                 Page 13

Acquisition Summary - Properties Acquired in 2015 and 2016
(amounts in thousands except for statistical data)

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
REVENUES:
Income from real property (excluding transient revenue)	$16,724	$23,674
Transient revenue	3,976	5,340
Revenue from home sales	2,532	4,374
Rental home revenue	150	199
Ancillary revenues	2,068	2,593
Total revenues	25,450	36,180
COSTS AND EXPENSES:
Property operating and maintenance	6,192	8,410
Real estate taxes	1,485	2,074
Cost of home sales	1,714	3,153
Rental home operating and maintenance	23	45
Ancillary expense	1,217	1,690
Total expenses	10,631	15,372

NET OPERATING INCOME ("NOI") (2)	$14,819	$20,808

		As of June 30, 2016
Other information:
Number of properties		118
Transient sites		8,860
Occupied sites (12)		24,969
Developed sites (12)		33,829
Occupancy % (12)		73.8%
Monthly base rent per site - MH		$597
Monthly base rent per site - RV (11)		$386
Monthly base rent per site - Total (11)		$506

Home sales volume:
New homes		19
Pre-owned homes		68

Occupied rental home information:
Number of occupied rentals, end of period		284
Investment in occupied rental homes (in thousands)		$4,027
Weighted average monthly rental rate		$913

(11) Monthly base rent per site pertains to annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.
(12) Includes manufactured housing and annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.

Sun Communities, Inc. 2nd Quarter 2016                                 Page 14